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Exhibit 5(a)

[Letterhead of Goodsill Anderson Quinn & Stifel LLP]

December 22, 2014

Hawaiian Electric Industries, Inc.
1001 Bishop Street, Suite 2900
Honolulu, Hawaii 96813

Ladies and Gentlemen:

        Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), has filed with the Securities and Exchange Commission (the "Commission") on the date hereof an automatic shelf registration statement on Form S-3 (the "Registration Statement"), including the prospectus forming a part thereof (the "Prospectus"), under the Securities Act of 1933 (the "Securities Act") in order to register an indeterminate maximum offering price of (i) unsecured senior debt securities (the "Senior Debt Securities"), unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities") and unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company, each in one or more series (collectively, the "Debt Securities"), (ii) shares of Preferred Stock of the Company, without par value, in one or more series (the "Preferred Stock"), (iii) shares of Common Stock of the Company, without par value (the "Common Stock"), (iv) contracts to purchase shares of Common Stock (the "Stock Purchase Contracts") and (v) stock purchase units (the "Stock Purchase Units") each representing ownership of a Stock Purchase Contract and beneficial interests in Senior Debt Securities, Senior Subordinated Debt Securities or debt obligations of third parties (including U.S. Treasury securities), in each case to be issued and sold from time to time under the Registration Statement pursuant to Rule 415 under the Securities Act.

        The Senior Debt Securities will be issued under a Senior Indenture in the form filed as Exhibit 4(c) to the Registration Statement, the Senior Subordinated Debt Securities will be issued under a Senior Subordinated Indenture in the form filed as Exhibit 4(d) to the Registration Statement and the Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture in the form filed as Exhibit 4(e) to the Registration Statement.

        We have examined the Registration Statement (including the exhibits thereto), the Amended and Restated Articles of Incorporation (the "Articles") and the Amended and Restated By-laws of the Company, each as amended and as in effect on the date hereof, and such appropriate corporate and other records of the Company, certificates of public officials and other documents, records and papers as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

        On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

          1.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

          2.     When (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and any applicable securities or "blue sky" laws of applicable states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof) (the "Board") and remain effective authorizing the issuance and sale and establishing the terms of the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units, and the terms of the offering and related matters, as applicable, (iii) (x) the respective indentures between the Company and U.S. Bank National Association, as trustee, pursuant to which the Debt Securities will be issued, and any supplemental indenture, officer certificate or other instrument necessary to be entered into, or otherwise executed or adopted thereunder, have been duly executed and delivered by the Company, and (y) one or more agreements incorporating the terms and other provisions of the Stock Purchase Contracts and the Stock Purchase Units, as applicable, have been duly executed

GOODSILL ANDERSON QUINN & STIFEL A LIMITED LIABILITY LAW PARTNERSHIP LLP

  and delivered by the Company and a stock purchase contract agent or stock purchase unit agent, as applicable, in each case, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, as applicable, and (iv) the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, have been issued and sold for the consideration and upon the terms specified in such resolutions and pursuant to and in accordance with the terms of such indentures, and any such supplemental indenture or such other instrument, as applicable, and any such applicable agreement, as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, will be the valid and legally binding obligations of the Company, in each case, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, general equitable principles (whether considered in a proceeding in equity or at law) and requirements of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

          3.     When (i) the applicable provisions of the Securities Act, and any applicable securities or "blue sky" laws of applicable states shall have been complied with, (ii) the relative rights and preferences, designations and limitations of a series of the Preferred Stock shall have been duly fixed by a resolution of the Board or by an amendment to the Articles and, in either case, as filed with the State of Hawaii Department of Commerce and Consumer Affairs, (iii) appropriate resolutions have been adopted by the Board and remain effective authorizing the issuance and sale of the Preferred Stock or the Common Stock, as applicable, in which the Board fixes the consideration to be received therefor (or the manner in which it shall be determined) and determines that such consideration is adequate, and (iv) the shares of the series of the Preferred Stock or the Common Stock, as applicable, thus established shall have been duly issued and sold in return for the consideration specified (or determined in accordance with procedures specified) in such resolution and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, such shares of Preferred Stock or Common Stock, as applicable, will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of Hawaii and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of Hawaii. We express no opinion herein concerning any matter governed by the laws of any jurisdiction other than the State of Hawaii.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents (other than the Company), (iii) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto (other than the Company). We have also assumed that (a) at or prior to the time of delivery of any of the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Preferred Stock or the Common Stock, the Registration Statement, including any amendments thereto, will be effective under the Securities Act and a

GOODSILL ANDERSON QUINN & STIFEL A LIMITED LIABILITY LAW PARTNERSHIP LLP

supplement to the Prospectus applicable to the offer and sale of such securities and describing such securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and (b) neither the establishment of any terms of any of the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Common Stock or the Preferred Stock after the date hereof nor the issuance and delivery thereof, or the performance of the Company's obligations thereunder, will violate any applicable federal or state law or require any authorization, consent, approval or license of, or any exemption from, or any registration or filing with, or any report or notice to, any executive, legislative, judicial, administrative or regulatory body (a "Governmental Approval") or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties or (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties.

        The opinions expressed herein are based on laws and regulations as in effect on the date hereof and facts as we understand them as of the date hereof. We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.

        We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Goodsill Anderson Quinn & Stifel LLP

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  Exhibit 5(a)